Exhibit 23.1

            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Teva Pharmaceutical Industries Limited of our reports dated February 28, 2008, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appear in Teva Pharmaceutical Industries Limited's Annual Report on Form 20-F for the year ended December 31, 2007.



/S/ KESSELMAN & KESSELMAN
-------------------------
Tel-Aviv, Israel
September 11, 2008